UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

GNC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35113	20-8536244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	GNC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below in Item 1.03 in this Current Report on Form 8-K under the captions “Restructuring Support Agreement”, “Debtor-in-Possession Credit Agreements” and “DIP Backstop Commitment Letter” is hereby incorporated by reference in this Item 1.01.

Item 1.03	Bankruptcy or Receivership

Voluntary Petitions for Bankruptcy

On June 23, 2020, GNC Holdings, Inc. (“GNC” or the “Company”) and those subsidiaries of the Company listed on Exhibit 99.1 (together with the Company, the “Debtors”) commenced voluntary Chapter 11 proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have requested that the Chapter 11 proceedings be jointly administered under the caption In re GNC Holdings, Inc., et al. (the “Chapter 11 Cases”). The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at http://cases.primeclerk.com/GNC, a website administered by Prime Clerk, a third party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Restructuring Support Agreement

On June 23, 2020, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with creditors holding, in the aggregate, approximately (a) 92% of the aggregate outstanding principal amount of the Company’s Tranche B-2 Term Loan, and (b) 87% of the aggregate outstanding principal amount of the Company’s ABL FILO Term Loan (each as defined in the RSA) (the “Consenting Creditors”). Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the RSA.

The RSA incorporates the economic terms agreed to by the parties reflected in the term sheet attached as Exhibit A to the RSA for a standalone plan of reorganization (the “Plan Transaction”). The RSA also contemplates that a significant majority of the Consenting Creditors have agreed that the Company will pursue on a parallel path basis a going concern sale of the business of the Debtors pursuant to Section 363 of the Bankruptcy Code and based on a stalking horse bid from Harbin Pharmaceutical Group Holding Co., Ltd. (“Harbin”) and/or other co-investors and/or their respective designees on terms and in accordance with documentation acceptable to the Consenting Creditors (the highest and best sale offer pursuant to this sale process, the “Sale Transaction”). The Company and the Crossover Ad Hoc Group (consisting of a significant majority of the Consenting Creditors) have just agreed to a preliminary, non-binding term sheet (the “Harbin Term Sheet”) with respect to a potential Sale Transaction with Harbin, which contemplates a $760 million purchase price for the business of the Debtors. Any such Sale Transaction would be executed through an auction process supervised by the Bankruptcy Court at which higher and better bids may be presented. The Sale Transaction is subject to the negotiation of definitive documentation between Harbin and the Company and approval of the Consenting Creditors. The parties to the RSA have agreed to modify all appropriate documents to reflect the parallel path pursuit of the Sale Transaction along with the Plan Transaction, with the understanding that if the Sale Transaction is not consummated, then the parties shall proceed to consummate the Plan Transaction.

The RSA contemplates debtor-in-possession financing (“DIP Financing”) in the form of the DIP Credit Agreements (as defined and described below) and post-effective date exit facilities as described in the Commitment Letter (as defined and described below). DIP Financing will provide the Debtors with at least $130 million in liquidity during the Chapter 11 Cases. If the Plan Transaction is consummated in exchange for providing the liquidity offered by the DIP Credit Agreements and in consideration for converting $100 million of prepetition Tranche B-2 Term

Loans into the Exit FLSO Facility (as defined and described below), the holders of the prepetition Tranche B-2 Term Loans will also own 100% of the common stock in the reorganized Debtors (the “New Common Shares”), subject to dilution by a management incentive plan providing for 10% of the New Common Shares to be awarded to management and employees as well as a proposed equity distribution to general unsecured creditors. If the Plan is approved and the class of unsecured creditors votes to accept the approved Plan, they will have a choice to receive 3-year warrants for 5% of the pro forma equity of the reorganized Debtors or elect to receive their pro rata share of $250,000 in cash.

Pursuant to the RSA, each of the Debtors and Consenting Creditors has made certain customary commitments to each other. The Debtors have agreed to, among other things, use commercially reasonable efforts to implement the restructuring contemplated by the RSA; implement the Plan in a timely manner if the Sale Transaction is not consummated; respond to diligence and status update requests from certain of the Consenting Creditors’ representatives; and satisfy certain other covenants. The Consenting Creditors have committed to support and vote for the plan of reorganization (the “Plan”) and have agreed to use commercially reasonable efforts to take, or refrain from taking, certain actions in furtherance of such support. Certain of the Consenting Creditors have also agreed to provide debtor-in-possession financing pursuant to the DIP Credit Agreements (as defined below).

The RSA contains milestones for the progress of the Chapter 11 Cases (the “Milestones”), which include the dates by which the Debtors are required to, among other things, obtain certain orders of the Bankruptcy Court and consummate the Debtors’ emergence from bankruptcy. Among other dates set forth in the RSA, the agreement contemplates that the Bankruptcy Court shall have entered the Interim DIP order no later than three business days after the Petition Date, the Final DIP Order no later than 35 days after the Petition Date and the Disclosure Statement Order no later than 45 days after the Petition Date and that the Company shall have emerged from bankruptcy no later than 141 days after the Petition Date, subject in each case to an extension or waiver of such dates by the requisite Consenting Creditors under the terms of the RSA.

Each of the parties to the RSA may terminate the agreement (and thereby their support for the Plan) under certain limited circumstances. Any Debtor may terminate the RSA upon, among other circumstances:

•	its board of directors, after consultation with counsel, determining (i) that performance under the RSA would be inconsistent with its fiduciary duties or (ii) in the exercise of its fiduciary duties to pursue an Alternative Transaction;

•	the failure of the Consenting Creditors to hold, in the aggregate at least 66 2/3% of the aggregate principal amount outstanding of each of the Tranche B-2 Term Loan and ABL FILO Term Loan; and

•	certain actions by the Bankruptcy Court, including dismissing the Chapter 11 Cases or converting the Chapter 11 Cases into cases under Chapter 7 of the Bankruptcy Code.

The Consenting Creditors also have specified termination rights, including certain termination rights similar to the Debtors. Additionally, the Required Consenting Term Lenders may terminate the RSA with respect to the Consenting Term Lenders, and the Required FILO Ad Hoc Group Members may terminate the RSA with respect to the members of the FILO Ad Hoc Group, if any of the Milestones have not been achieved, extended, or waived after the required date for achieving such Milestone. The Required Consenting Term Lenders may exercise termination rights solely with respect to the Consenting Term Lenders and the Required FILO Ad Hoc Group Members may exercise termination rights in certain limited circumstances solely with respect to the members of the FILO Ad Hoc Group.

The transactions contemplated by the RSA are subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated.

The foregoing description of the RSA and the Harbin Term Sheet is not complete and is qualified in its entirety by reference to the RSA and the Harbin Term Sheet, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are hereby incorporated by reference to this Item 1.03.

Debtor-in-Possession Credit Agreements

The RSA also contemplates that, subject to the approval of the Bankruptcy Court following the entry of the Interim DIP Order, GNC Corporation and General Nutrition Centers, Inc. (the “Borrower”), each a subsidiary of the Company, will enter into: (i) a Debtor-in-Possession Term Loan Credit Agreement (the “DIP Term Loan Credit Agreement”) with GLAS Trust Company, LLC, as administrative agent and collateral agent, and the lenders party thereto (collectively, the “TL DIP Lenders”), substantially in the form attached to the RSA as Exhibit B, and (ii) a Debtor-in-Possession Amended and Restated ABL Credit Agreement (the “DIP FILO Credit Agreement”, and together with the DIP Term Loan Credit Agreement, the “DIP Credit Agreements”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto (collectively, the “FILO DIP Lenders”), substantially in the form attached to the RSA as Exhibit C.

If the DIP Term Loan Credit Agreement is approved by the Bankruptcy Court as proposed, the TL DIP Lenders would provide a senior secured super-priority DIP term loan facility in an aggregate principal amount of $200 million (the “DIP Term Loan Facility”), consisting of (i) $100 million of new cash (the “New Money DIP”), which term loan shall accumulate interest based on an adjusted LIBOR rate plus an applicable margin of 13.00%, with a 1.00% LIBOR floor, and (ii) an aggregate principal amount of outstanding term loans under the Amended and Restated Term Loan Agreement, dated as of February 28, 2018, among certain Debtors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, the “Term Loan Agreement”) held by TL DIP Lenders equal to the aggregate principal amount of the New Money DIP, which outstanding term loans will be converted into a separate tranche of the DIP Term Loan Facility (the “Rollup Term Loans”) on the date on which the Bankruptcy Court issues final approval of the DIP Facilities (pursuant to and on the terms set forth in such approval) and will earn interest at the rate set forth above. The TL DIP Lenders would be entitled to receive cash interest payments on the New Money DIP and Rollup Term Loans through the pendency of the Chapter 11 Cases. Additional fees and expenses under the New Money DIP include (i) a 6.00% backstop premium, (ii) a 4.00% upfront fee and (iii) a 3.00% exit fee.

Borrowings under the DIP Term Loan Facility would be senior secured obligations of the Borrower, secured by (i) a super priority lien on the collateral under the existing term loan (the “Existing Term Loan Facility”) under the Term Loan Agreement, as well as the unencumbered collateral of the Debtors, and (ii) a second priority lien on the existing collateral under the Existing ABL Facility, junior to the lien in favor of the lenders thereunder. The DIP Term Loan Credit Agreement has various customary covenants, as well as covenants mandating compliance by the Company Parties with a 13-week budget, variance testing and reporting requirements, among others.

The scheduled maturity of the DIP Term Loan Facility will be the earlier of six months from the closing date thereof or the date of consummation of the Plan approved in the RSA, after which consummation (i) the outstanding New Money DIP amounts under the DIP Term Loan Facility would convert into the Exit FLFO Facility (as defined below), and (ii) the Rollup Term Loans would convert into the Exit FLSO Facility (as defined below), in each case upon the consummation of the Plan and the conclusion of the Chapter 11 Cases in accordance therewith.

If the DIP FILO Credit Agreement is approved by the Bankruptcy Court as proposed, the FILO DIP Lenders would provide a secured DIP FILO term loan facility (the “DIP Rollover Facility”, and together with the DIP Term Loan Facility, the “DIP Facilities”) in an aggregate principal amount of $275 million, which would be converted from the Company’s existing FILO term loan (the “Existing ABL Facility”) under its ABL Credit Agreement, dated as of February 28, 2018, among certain Debtors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, the “ABL Credit Agreement”). The DIP Rollover Facility would be subject to interest based on an adjusted LIBOR rate plus an applicable margin of 9.00%, with a 1.00% LIBOR floor. The DIP Rollover Facility would not be subject to any additional fees, or to budget reporting covenants beyond those required under the Term Loan DIP Credit Agreement.

The DIP FILO Credit Agreement amends and restates the ABL Credit Agreement and provides Borrower with approximately $30 million of additional liquidity by (i) removing certain cash dominion blockers effective upon Borrower’s paydown of the revolving credit facility under the ABL Credit Agreement (which paydown Borrower intends to complete immediately upon receipt of interim approval of the DIP Facilities from the Bankruptcy Court), (ii) and adding $17.5 million to the borrowing base.

The scheduled maturity of the DIP Rollover Facility will be the earlier of six months from the Closing Date thereof or the date of consummation of the Plan approved in the RSA, after which consummation the outstanding amounts under the DIP Rollover Facility would convert into a new FILO exit facility (the “FILO Exit Facility”) on the terms set forth in an exhibit to the DIP FILO Credit Agreement upon the consummation of the Plan. The FILO Exit Facility contemplates a four-year maturity with an initial interest rate of LIBOR plus 9.00% with a 1% LIBOR floor, with the ability to step down to LIBOR plus 7.00% with a 1.00% LIBOR floor if certain conditions are satisfied, with mandatory prepayments required in certain circumstances. Other terms are customary and/or consistent with the DIP Rollover Facility or the ABL Credit Agreement.

The DIP Credit Agreements are subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Debtors are seeking interim approval of the DIP Facilities, and are seeking availability of a portion of the DIP Term Loan Facility in the amount not less than $30 million at an interim hearing in the Bankruptcy Court, contemplated to occur on or about June 25, 2020, and final approval, and are seeking availability of the remaining amount of the DIP Facilities, at a final hearing. The Debtors are unable to predict the date of the final hearing, but expect it to occur within 35 days after the Petition Date. The Debtors anticipate that the DIP Credit Agreements will become effective promptly following interim approval of the DIP Facilities by the Bankruptcy Court.

The foregoing descriptions of the DIP Credit Agreements and the FILO Exit Facility do not purport to be complete and are qualified in their entirety by the full text of the DIP Term Loan Credit Agreement and the DIP FILO Credit Agreement and the exhibits thereto, copies of which are attached as Exhibit B and Exhibit C, respectively, to the RSA (which is attached as Exhibit 10.1 to this Current Report on Form 8-K) and are incorporated by reference to this Item 1.03.

DIP Backstop Commitment Letter

On June 23, 2020, prior to commencement of the Chapter 11 Cases, the Company and certain of its subsidiaries received a DIP Backstop Commitment Letter (the “Commitment Letter”) from the TL DIP Lenders for financing of (i) the New Money DIP and (ii) the Rollup Term Loans.

If the Plan Transaction is consummated, the Commitment Letter contemplates that the New Money DIP will convert on a dollar-for-dollar basis into a first-lien-first-out term loan exit facility described on the term sheet set forth in Annex B to the Commitment Letter (the “Exit FLFO Facility”). The Exit FLFO Facility is contemplated to have a 4-year maturity and an interest rate of LIBOR plus an applicable margin of 10.00%, with a 1.00% LIBOR floor, with the borrowings thereunder secured by the same liens as the borrowings under the DIP Term Loan Facility. The Rollup Term Loans, together with an additional $50 million converted from the amounts outstanding under the Existing Term Loan Facility, will convert on a dollar-for-dollar basis into a first-lien-second-out term loan exit facility described on the term sheet set forth in Annex B to the Commitment Letter (the “Exit FLSO Facility”). The Exit FLSO Facility is contemplated to have a 4.25-year term and an interest rate of, at the option of the borrower, LIBOR plus 9.00% cash interest (with a 1.00% LIBOR floor) plus an additional 3.00% interest paid-in-kind or LIBOR plus 11.50% cash interest (with a 1.00% LIBOR floor), with the borrowings thereunder secured by the same liens as the borrowings under the DIP Term Loan Facility, but with second-out payment priority.

The foregoing description of the Commitment Letter, the Exit FLFO Facility and the Exit FLSO Facility does not purport to be complete and is qualified in its entirety by the full text of the Commitment Letter and the annexes thereto, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference to this Item 1.03.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following debt instruments and agreements (the “Debt Instruments”):

•	the Amended and Restated Term Loan Agreement, dated as of February 28, 2018 (as amended), among GNC Corporation, General Nutrition Centers, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto with respect to approximately $410.8 million of borrowings outstanding, plus accrued and unpaid interest thereon;

•	the ABL Credit Agreement, dated as of February 28, 2018 (as amended), among GNC Corporation, General Nutrition Centers, Inc., certain other subsidiaries of the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto with respect to approximately $335 million of borrowings outstanding, plus accrued and unpaid interest thereon; and

•	the Indenture, dated August 10, 2015, by and among the Company, as issuer, certain other subsidiaries of the Company, as guarantors, and BNY Mellon Trust Company, N.A., as the trustee with respect to an aggregate principal amount of approximately $157.6 million of 1.5% convertible senior unsecured notes due 2020.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Exit Incentives

On June 18, 2020, the Company approved cash incentives to be paid to certain key employees, including each of our named executive officers, under the terms of a letter agreement. The incentives were paid in advance on June 18, 2020 with the requirement the after-tax portion be repaid in the event that the incentive is not earned. The incentive will be earned only upon the Company’s exit from the bankruptcy process as long as the recipient is employed by the Company in the following amounts and on the following dates.

•	75% of the incentive is earned upon the effective date of the Plan, dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code (any of the foregoing, an “Emergence Event”).

•	25% of the incentive is earned on the 60th day following an Emergence Event that occurs on or prior to June 23, 2021.

If an Emergence Event does not occur prior to June 23, 2021, then 25% of the after-tax portion of the incentive will be required to be repaid. If the recipient is terminated without cause, dies or becomes disabled prior to one of the above dates, then he or she will not be required to repay any incentive that has not otherwise previously been earned, subject to execution of a general release of claims. The amount of the incentive received by the Company’s named executive officers are set forth in the table below:

Name	Title	Retention Bonus
Kenneth A. Martindale	Chairman and Chief Executive Officer	$2,194,000
Tricia K. Tolivar	Executive Vice President, Chief Financial Officer	$795,000
Ryan L. Ostrom	Chief Brand Officer	$330,000
Carl A. Seletz	Chief Global Officer	$330,000
Steven Piano	Senior Vice President, Chief Human Resource Officer	$258,000

The recipient’s above summary of the incentive does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions set forth in the letter agreements, the form of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Amended Employment Agreement of Kenneth A. Martindale

On June 18, 2020, the Company, General Nutrition Corporation, and Kenneth A. Martindale, the Chairman and Chief Executive Officer of the Company (“Mr. Martindale”), entered into an amendment to Mr. Martindale’s employment agreement to clarify that Mr. Martindale’s restricted cash and performance cash awards granted in lieu of equity based awards will have the same treatment under Mr. Martindale’s employment agreement if Mr. Martindale is terminated without cause or Mr. Martindale resigns for good reason as his equity awards.

The above summary of the amendment to Mr. Martindale’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions contained in the amendment, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 23, 2020, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Prior to June 23, 2020, the Company engaged in negotiations (the “Negotiations”) with certain of its creditors and other third parties regarding a possible transaction in respect of the Company’s indebtedness. In connection with the Negotiations, the Company provided certain such creditors and third parties certain confidential and proprietary information regarding the Company. The Negotiations have concluded. In connection with the Negotiations, the Company agreed with certain such creditors to provide certain information publicly, including the proposed terms of the Sale Transaction, and is making the disclosures in this Item 7.01 and attached as Exhibit 99.3 to this report in accordance with such agreements.

The information contained in this Item 7.01, including in Exhibit 99.2 and Exhibit 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Preliminary Financial Data and Financial Projections

The information in Exhibit 99.3 includes certain unaudited financial data that is preliminary and may change, including information for the 2020 fiscal year, and for all periods after 2020. The preparation of such preliminary financial data required the Company’s management to make estimates and assumptions that affected such financial data. This preliminary financial data should not be viewed as a substitute for full interim and annual financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and have been reviewed and/or audited by the Company’s auditors. The information in Exhibit 99.3 also includes certain financial projections that were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections. While presented with numerical specificity, the financial projections are approximations based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may vary materially from those presented. The financial projections have not been audited and are not presented in accordance with GAAP. The inclusion of the financial projections should not be regarded as an indication that the Company considers the financial projections to be a reliable prediction of future events, and the financial projections should not be relied upon as such. The Company does not undertake any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error. As a result of the foregoing considerations and other limitations, including those described below under “Forward-Looking Statements,” you are cautioned not to place undue reliance on the financial data included in Exhibit 99.3.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding the Company’s strategy and outlook. While the Company believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain and subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other things: the highly competitive industry in which we operate; unfavorable publicity or consumer perception of our products; product innovation; our exploration of new strategic initiatives; our manufacturing operations; relationships with our vendors; our distribution network and inventory management; our ability to develop and maintain a relevant omni-channel experience for our customers; the performance of, and our relationships with, our franchisees; the location of our stores; availability of raw materials; risks related to COVID-19 (novel coronavirus) and its impacts on our markets (including decreased customer traffic at malls and other places our stores are located); general economic conditions; the risk of delays, interruptions and disruptions in our global supply chain, including disruptions in supply due to COVID-19 (novel coronavirus) or other disease outbreaks; material claims or product recalls; regulatory compliance; the value of our brand name; privacy protection and cyber-security; our current debt profile and risks related to our capital structure; possible joint ventures; our key executives and employees; insurance; the timing and outcome of the Chapter 11 Cases and the Company’s filing for relief under Chapter 11; and tax rate risks. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a more detailed discussion of important factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	*Restructuring Support Agreement, dated June 23, 2020

10.2	Harbin Term Sheet

10.3	*DIP Backstop Commitment Letter, dated June 23, 2020

10.4	Form of Letter Agreement

10.5	Amendment to Employment Agreement of Kenneth A. Martindale, dated June 18, 2020

99.1	List of Filing Subsidiaries

99.2	Press Release, dated June 23, 2020, issued by GNC Holdings, Inc.

99.3	Release of Private Information

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

EXHIBIT INDEX

Exhibit No.	Description

10.1	*Restructuring Support Agreement, dated June 23, 2020

10.2	Harbin Term Sheet

10.3	*DIP Backstop Commitment Letter, dated June 23, 2020

10.4	Form of Letter Agreement

10.5	Amendment to Employment Agreement of Kenneth A. Martindale, dated June 18, 2020

99.1	List of Filing Subsidiaries

99.2	Press Release, dated June 23, 2020, issued by GNC Holdings, Inc.

99.3	Release of Private Information

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: June 24, 2020	By:	/s/ Tricia K. Tolivar
	Name:	Tricia K. Tolivar
	Title:	Executive Vice President and Chief Financial Officer